Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

Asbury Automotive Group, Inc. Announces Issuance of Notice of Redemption
for All of its 7.625% Senior Subordinated Notes due 2017
DULUTH, GA, August 29, 2013-Asbury Automotive Group, Inc. (the “Company”) (NYSE: ABG), one of the largest automotive and retail service companies in the U.S., today announced that it has issued a notice of redemption for all of its outstanding 7.625% Senior Subordinated Notes due 2017 (CUSIP No. 043436AH7) (the “Notes”). The redemption date is September 28, 2013, and the redemption price is 102.542% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and special interest thereon, if any, to the redemption date. The Company intends to use cash on hand, including proceeds from its recent offering of $100 million aggregate principal amount of additional 8.375% Senior Subordinated Notes due 2020 and other available borrowings to fund the redemption.
As of August 29, 2013, approximately $143.2 million of principal amount of Notes remain outstanding. On and after the date of redemption, the Notes will no longer be deemed outstanding and interest will cease to accrue, unless the Company defaults in making the redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of the indenture governing the Notes.
The notice of redemption containing information required by the indenture governing the Notes was sent to registered holders of the Notes today. In accordance with the instructions specified in the notice of redemption, Notes are to be surrendered to The Bank of New York Mellon, as trustee and paying agent, in exchange for payment of the redemption price, which will be paid on September 28, 2013, as provided in the indenture governing the Notes.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.